Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 10, 2021, Array Technologies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a purchase agreement (“Purchase Agreement”) to acquire 100% of the share capital of Soluciones Técnicas Integrales Norland, S.L., a Spanish private limited liability company, and its subsidiaries (collectively, “STI”) (the “STI Acquisition”). On January 11, 2022 (the “Closing Date”), the Company paid closing consideration to STI consisting of €361 million (approximately $410.5 million) in cash (the “Cash Consideration”) and 13,894,800 shares of the Company’s common stock (the “Equity Consideration”) in accordance with the Purchase Agreement.

In connection with the STI Acquisition, the Company completed the following Financing, as defined below:

•

On December 3, 2021 and December 9, 2021, the Company completed a private offering of $375 million and $50 million over allotment, respectively, in aggregate principal amount of 1.00% Convertible Senior Notes due 2028 (the “Notes”) resulting in proceeds of $364.7 million and $48.6 million, respectively, after deducting the original issue discount of 2.75%. The Company’s historical consolidated balance sheet as of December 31, 2021 already reflects the issuance of the Notes. The unaudited pro forma condensed combined statement of operations has been prepared to reflect the issuance of the Notes as if it had been completed on January 1, 2021.

•

On January 7, 2022, the Company issued and sold 50,000 shares of Series A Perpetual Preferred Stock (“Preferred Shares”) and 1,125,000 shares of Common Stock for an aggregate purchase price of $49,376,125. The unaudited pro forma condensed combined statement of operations has been prepared to reflect the issuance of the Preferred Shares as if it had been completed on January 1, 2021. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the issuance of the Preferred Shares as if it had been completed on December 31, 2021.

The following unaudited pro forma condensed combined financial information reflects adjustments to the historical financial results of the Company in connection with the Transactions, as defined below. The following sets forth the unaudited pro forma condensed combined financial information after giving effect to the STI Acquisition and issuance of the Notes and Preferred Shares (“Financing”) (together the “Transactions”) as if they had occurred on or as of the dates for the periods indicated. The unaudited pro forma condensed combined financial information has been derived from the historical financial statements of each of Array, which are incorporated by reference in this Form 8-K, and of STI, which are filed with this Form 8-K. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been prepared to illustrate how the Transactions may have impacted the Company’s financial statements as follows:

•

unaudited pro forma condensed combined financial information as of December 31, 2021 to illustrate the effect that the STI Acquisition and the issuance of Preferred Shares might have had on the Company if it had been completed on December 31, 2021, for purposes of presenting an unaudited pro forma condensed combined balance sheet as of December 31, 2021; and

•

unaudited pro forma condensed combined financial information for the year ended December 31, 2021 to illustrate the effect that the Transactions might have had on the Company if they had been completed on January 1, 2021 for purposes of presenting an unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021.

The unaudited pro forma condensed combined financial information has been derived from the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which are incorporated by reference into this Form 8-K. The unaudited pro forma condensed combined financial information has also been derived from the audited consolidated financial statements of STI as of and for the year ended December 31, 2021 prepared in accordance with Spanish GAAP and reconciled to U.S. GAAP, which are filed with this Form 8-K.

The unaudited pro forma condensed combined financial information is prepared, unless otherwise specified, on a basis that is consistent with the accounting policies used in the preparation of the Company’s audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information relating to STI reflected in the unaudited pro forma condensed combined financial information has been derived from the consolidated financial statements prepared in accordance with Spanish GAAP and reconciled to U.S. GAAP in the reconciliation footnote and the accounting policies as applied by the Company. Therefore, the unaudited pro forma condensed combined financial information relating to STI includes any material differences identified between U.S. GAAP and Spanish GAAP.

1

The unaudited pro forma condensed combined financial information is presented in thousands of U.S. dollars. Accordingly, STI consolidated financial data has been converted from Euros to U.S. dollars at the rates provided by the United States Federal Reserve for the relevant periods as disclosed below:

Period	Euro to U.S. dollars
Rate as of December 31, 2021	1.1373
Average rate for the year ended December 31, 2021	1.1830

The STI Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standard Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note (4) to the unaudited pro forma condensed combined financial information, is allocated to the net tangible and intangible assets of STI acquired in connection with the STI Acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to the time it takes to gather the necessary information and no longer than one year from the acquisition date). The final determination of the values of assets and liabilities and integration costs may result in actual values, assets, liabilities and expenses that are different from those set forth in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include all information required for financial statements under U.S. GAAP, and should be read in conjunction with both the audited financial statements of the Company for the year ended December 31, 2021, which are incorporated by reference into this Form 8-K, and the audited financial statements of STI for the year ended December 31, 2021, which are filed with this Form 8-K.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Transactions listed above to the Company’s historical consolidated financial statements.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have occurred had the events been consummated as of the dates indicated, nor are they indicative of any future results. The information presented in the unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the STI Acquisition.

All unaudited pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

2

ARRAY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(IN THOUSANDS)

	Array Note (1)	Adjusted STI Note (2a)	Alignment Adjustments Note (3)		STI Acquisition Adjustments Note (4)		Financing Transactions Adjustments Note (5)			Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$367,670	$36,305	$—		$(410,543)		$48,751	(5a	)	$42,183
Accounts receivable, net	236,009	—	116,727	(3a)	—		—			352,736
Inventories, net	205,653	—	48,612	(3b)	—		—			254,265
Income tax receivables	9,052	—	101	(3a)	—		—			9,153
Prepaid expenses and other	33,649	—	14,728	(3a,c,e)	—		—			48,377
STI Short-term accruals	—	325	(325)	(3c)	—		—			—
STI Short-term financial investments	—	122	(122)	(3c)	—		—			—
STI Commercial debtors and other accounts receivable	—	130,099	(130,099)	(3a)	—		—			—
STI Inventory	—	48,612	(48,612)	(3b)	—		—			—

Total Current Assets/ STI Current Assets	852,033	215,463	1,010		(410,543)		48,751			706,714

Property, plant and equipment, net	10,692	—	3,282	(3d)	1,141	(4)	—			15,115
Goodwill	69,727	—	—		132,956	(4)	—			202,683
Other intangible assets, net	174,753	—	378	(3e)	409,427	(4)	—			584,558
Deferred tax assets	9,345	—	—		—		—			9,345
Other assets	26,429	—	34	(3f)	—		—			26,463
STI Deferred tax assets	—	194	(194)	(3k)	—		—			—
STI Long-term financial investments	—	34	(34)	(3f)	—		—			—
STI Property, plant and equipment		3,282	(3,282)	(3d)	—		—			—
STI Intangible assets	—	1,388	(1,388)	(3e)	—		—			—

Total Assets	$1,142,979	$220,361	$(194)		$132,981		$48,751			$1,544,878

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$91,392	$—	$74,200	(3g)	$—		$—			$165,592
Accounts payable – related party	610	—	—		—		—			610
Accrued expenses and other	38,494	—	248	(3h)	—		(331)	(5c	)	38,411
Accrued warranty reserve	3,192	—	—		—		—			3,192
Income tax payable	60	—	6,111	(3g)	—		—			6,171
Deferred revenue	99,575	—	20,154	(3g)	—		—			119,729
Current portion of contingent consideration	1,773	—	—		—		—			1,773
Current portion of term loan	4,300	—	35,021	(3i)	—		—			39,321
Other current liabilities	5,909	—	549	(3i,j)	—		—			6,458
STI Short-term accruals	—	248	(248)	(3h)	—		—			—
STI Commercial creditors and other accounts payable	—	100,465	(100,465)	(3g)	—		—			—
STI Short-term debt	—	35,435	(35,435)	(3i)	—		—			—
STI Short-term provisions		135	(135)	(3j)	—		—			—

Total Current Liabilities/ STI Current Liabilities	245,305	136,283	—		—		(331)			381,257

Long-term Liabilities/ STI Non-Current Liabilities
Deferred tax liability	—	—	—		—		—			—
Contingent consideration, net of current portion	12,804	—	—		—		—			12,804
Other long-term liabilities	5,557	—	4,548	(3l)	—		—			10,105
Long term debt, net of current portion, debt discounts and issuance costs	711,056	—	12,093	(3m)	—		(142)	(5c	)	723,007
STI Long-term debt	—	12,093	(12,093)	(3m)	—		—			—
STI Long-term provisions	—	4,523	(4,523)	(3l)	—		—			—
STI Subsidies, gifts, and legacies	—	25	(25)	(3l)	—		—			—
STI Deferred tax liabilities	—	313	(313)	(3k)	—		—			—

Total Long-Term Liabilities/ STI Non-Current Liabilities	729,417	16,954	(313)		—		(142)			745,916

Total Liabilities	974,722	153,237	(313)		—		(473)			1,127,173

Commitments and Contingencies
Series A Redeemable Perpetual Preferred Stock	237,462	—	—		—		39,687	(5a	)	277,149
Stockholders’ equity/(deficit)
Preferred stock	—	—	—		—		—			—
Common stock	135	—	—		14	(4)	1	(5a	)	150
Additional paid in capital	202,562	—	—		200,210	(4)	9,063	(5a	)	411,835
Accumulated deficit	(271,902)	—	67,243	(3n,k)	(67,243)	(4a )	473	(5a	)	(271,429)
STI Net equity	—	67,124	(67,124)	(3n)

Total member’s equity/stockholders’ deficit / STI Net Equity	(69,205)	67,124	119		132,981		9,537			140,556

Total liabilities, Redeemable perpetual preferred stock and Members Equity/Stockholders’ Deficit / STI Total net equity and liabilities	$1,142,979	$220,361	$(194)		$132,981		$48,751			$1,544,878

See accompanying notes to unaudited pro forma condensed combined financial information.

3

ARRAY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Array Historical Note (1)	Adjusted STI Historical Note (2b)	Alignment Adjustments Note (3)			STI Acquisition Adjustments Note (4)			Financing Transactions Adjustments Note (5)			Pro Forma Combined
Revenue	$853,318	$—	$265,539	(3o	)	$—			$—			$1,118,857
Cost of Revenue	770,459	—	191,327	(3p	)	—			—			961,786
STI Net turnover	—	265,539	(265,539)	(3o	)	—			—			—

Gross profit	82,859		(191,327)			—			—			157,071

Operating Expenses
STI Changes in inventories of finished goods and work in progress	—	(34,430)	34,430	(3p	)	—			—			—
STI Supplies	—	225,757	(225,757)	(3p	)	—			—			—
General and administrative	80,974	—	27,128	(3q	)	—			—			108,102
Contingent consideration	2,696	—	—			—			—			2,696
Depreciation and amortization	23,930	—	619	(3r	)	167,453	(4b,c	)				192,002
STI Other operating income	—	(69)	69	(3q	)	—			—			—
STI Staff expenses	—	14,769	(14,769)	(3q	)	—			—			—
STI Other operating expenses	—	12,620	(12,620)	(3q	)	—			—			—
STI Amortisation and depreciation	—	619	(619)	(3r	)	—			—			—
STI Non-financial and other capital grants	—	(39)	39	(3q	)	—			—			—
STI Impairment and result on disposal of fixed assets	—	4	(4)	(3q	)	—			—			—
STI Other results	—	(157)	157	(3q	)	—			—			—

Total Operating Expenses	107,600	219,074	(191,327)			167,453			—			302,800

Income (loss) from Operations / STI Operating income	(24,741)	46,465	—			(167,453)			—			(145,729)
Other Expense
Other expense, net	(905)	—	(1,272)	(3s	)	—			—			(2,177)
Interest expense	(35,475)	—	—			—			(5,624)	(5c	)	(41,099)
STI Financial income	—	814	(814)	(3s	)	—			—			—
STI Financial expenses	—	(2,302)	2,302	(3s	)	—			—			—
STI Variation in fair value of financial instruments	—	(321)	321	(3s	)	—			—			—
STI Exchange differences	—	537	(537)	(3s	)	—			—			—

Total Other Expense / STI Financial results	(36,380)	(1,272)	—			—			(5,624)			(43,276)

Income (Loss) Before Income Tax Expense (Benefit) / STI Results before tax	(61,121)	45,193	—			(167,453)			(5,624)			(189,005)

Income Tax Expense (Benefit)	(10,718)	—	11,134	(3t	)	(50,567)	(4d	)	(1,321)	(5d	)	(51,472)
STI Income tax	—	11,134	(11,134)	(3t	)	—			—			—

Net Income (loss)/ STI Results for the Year	(50,403)	34,059	—			(116,886)			(4,303)			(137,533)

Preferred dividends and accretion	(15,715)	—	—			—			(4,784)	(5b	)	(20,499)

Net Income (loss) to common shareholders	$(66,118)	$34,059	$—			$(116,886)			$(9,087)			$(158,032)

Earnings (loss) per share
Basic	$(0.51)											$(1.09)

Diluted	$(0.51)											$(1.09)

Weighted average number of shares
Basic	129,984											145,004

Diluted	129,984											145,004

See accompanying notes to unaudited pro forma condensed combined financial information.

4

ARRAY TECHNOLOGIES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In thousands)

Basis of Pro Forma Presentation

The Array historical financial information has been derived from the Company’s historical financial statements which are incorporated by reference in this Form 8-K. The STI historical financial information has been derived from the STI’s historical financial statements which are filed in this Form 8-K. Certain of STI’s historical amounts have been reclassified to conform to Array’s financial statement presentation, as discussed further in Note 3. The unaudited pro forma condensed combined financial information should be read in conjunction with each company’s historical financial statements and the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the STI Acquisition and the issuance of the Preferred Shares as if they had been completed on December 31, 2021. The issuance of the Notes is included in the Array historical consolidated balance sheet as of December 31, 2021. The unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had been completed on January 1, 2021. In the opinion of Array’s management, all material adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information in accordance with Article 11. Array has elected not to present Management’s Adjustments and is presenting only Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information has been identified and presented to provide relevant information necessary to assist in understanding the post-combination company.

The unaudited pro forma condensed combined financial information do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Transactions had occurred on the dates indicated, nor are they indicative of Array’s future financial position or results of operations. In addition, future results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

Note (1): Company Historical Financial Statements

The historical financial information of the Company for the year ended December 31, 2021 has been derived from the consolidated financial statements of Company as of and for the year ended December 31, 2021, which is prepared in accordance with U.S. GAAP, and which are incorporated by reference into this Form 8-K.

Note (2): Adjusted STI Historical Financial Statements

(a)	STI historical information as of December 31, 2021

The historical financial information of STI as of December 31, 2021 has been derived from STI’s audited consolidated financial statements as of and for the year ended December 31, 2021, which are prepared in accordance with Spanish GAAP and reconciled to U.S. GAAP as presented in the footnotes to the audited consolidated financial statements which are filed with this Form 8-K.

The following table reconciles the historical financial information of STI in U.S. GAAP as of December 31, 2021 prepared in euros and converted to U.S. dollars.

(in thousands)	Historical Adjusted STI U.S. GAAP (EUR)	Historical Adjusted STI U.S. GAAP (USD)
Assets
Current assets:
Cash and cash equivalents	€31,922	$36,305
Short-term accruals	286	325
Short-term financial investments	107	122
Commercial debtors and other accounts receivable	114,393	130,099
Inventory	42,743	48,612

Current assets	189,451	215,463

Deferred tax assets	171	194
Long-term financial investments	30	34
Property, plant and equipment	2,886	3,282
Intangible assets	1,220	1,388

Non-current assets	4,307	4,898

Total assets	€193,758	$220,361

Net Equity and Liabilities
Current liabilities
Short-term accruals	€218	$248
Commercial creditors and other accounts payable	88,336	100,465
Short-term debt	31,157	35,435
Short-term provisions	119	135

Current liabilities	119,830	136,283

Non-current liabilities
Long-term debt	10,633	12,093
Long-term provisions	3,977	4,523
Subsidies, gifts, and legacies	22	25
Deferred tax liabilities	275	313

Non-current liabilities	14,907	16,954

Total liabilities	134,737	153,237

Net equity	59,021	67,124

Total net equity and liabilities	€193,758	$220,361

(b)	STI historical information for the year ended December 31, 2021

The historical financial information of STI for the year ended December 31, 2021 has been derived from STI’s audited consolidated financial statements as of and for the year ended December 31, 2021, which are prepared in accordance with Spanish GAAP and reconciled to U.S. GAAP as presented in the footnotes to the audited consolidated financial statements which are filed with this Form 8-K.

The following table presents a reconciliation of the historical financial information of STI for the year ended December 31, 2021 prepared in euros and converted to U.S. dollars.

(in thousands)	Historical STI (EUR)	Spanish GAAP to U.S. GAAP and Reconciliation (EUR)	Historical Adjusted STI (EUR)	Historical Adjusted STI (USD)
Net turnover	€224,462	€—	€224,462	$265,539
Changes in inventories of finished goods and work in progress	29,104	—	29,104	34,430
Supplies	(190,834)	—	(190,834)	(225,757)
Other operating income	58	—	58	69
Staff expenses	(12,484)	—	(12,484)	(14,769)
Other operating expenses	(10,668)		(10,668)	(12,620)
Amortisation and depreciation	(541)	18	(523)	(619)
Non-financial and other capital grants	33	—	33	39
Impairment and result on disposal of fixed assets	(3)	—	(3)	(4)
Other results	133	—	133	157

Operating Income	39,260	18	39,278	46,465

Financial income	688	—	688	814
Financial expenses	(1,946)	—	(1,946)	(2,302)
Variation in fair value of financial instruments	(271)	—	(271)	(321)
Exchange differences	454	—	454	537

Financial Results	(1,075)	—	(1,075)	(1,272)

Results before tax	38,185	18	38,203	45,193
Income tax	9,412	—	9,412	11,134

Results for the Year	€28,773	€18	€28,791	$34,059

The STI historical amounts included in the unaudited pro forma condensed combined balance sheet and statements of operations have been formatted to reflect the number convention used by Array.

Note (3): Alignment adjustments

Alignment adjustments represent the adjustments required to conform STI historical financial statements to the Company’s historical financial statements with respect to accounting policies and Company’s presentation.

Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, the Company performed a preliminary analysis to identify differences in accounting policies and methodologies between the Company and STI. As a result of that review, management did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform STI to Array’s financial statement presentation.

The Company made the following reclassification adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2021:

(a)

STI’s Commercial debtors and other accounts receivable balance was reclassified to Accounts receivable, net, Prepaid expenses and other and Income tax receivables to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(b)	STI’s Inventory was reclassified to Inventories, net to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(c)

STI’s Short-term accruals and Short-term financial investments balances were reclassified to Prepaid expenses and other to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(d)

STI’s Property, plant and equipment balance was reclassified to Property, plant and equipment, net to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(e)

STI’s Intangible assets balance was reclassified to Other intangible assets, net and Prepaid expenses and other to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(f)	STI’s Long-term financial investments balances was reclassified to Other assets to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Assets.

(g)

STI’s Commercial creditors and other accounts payable balance was reclassified to Accounts payable, Income tax payable and Deferred revenue to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(h)	STI’s Short-term accruals balance was reclassified to Accrued expenses and other to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(i)

STI’s Short-term debt balance was reclassified to Current portion of term loan and Other current liabilities to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(j)

STI’s Short-term provisions balance was reclassified to Current portion of term loan and Other current liabilities to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(k)

STI’s Deferred tax liabilities and Deferred tax assets balances were removed as book and tax basis were reset to fair value. The offsetting entry was made to Accumulated Deficit to conform with Array’s balance sheet presentation.

(l)

STI’s Long-term provisions and Subsidies, gifts, and legacies balances were reclassified to Other long-term liabilities to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(m)

STI’s Long-term debt balance was reclassified to Long term debt, net of current portion, debt discounts and issuance costs to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities.

(n)

STI’s Net equity was reclassified to Accumulated deficit to conform with Array’s balance sheet presentation. This reclassification has no impact on Total Liabilities and Member’s Equity/Stockholders’ Deficit.

The Company made the following reclassification adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021:

(o)	STI’s Net turnover was reclassified to Revenue to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

(p)

STI’s Supplies and Changes in inventories of finished goods and work in progress was reclassified to Cost of Revenues to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

(q)

STI’s Other operating income, Staff expenses, Other operating expenses, Non-financial and other capital grants, Impairment and result on disposal of fixed assets and Other results were reclassified to General and administrative to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

(r)	STI’s Amortisation and depreciation was reclassified to Depreciation and amortization to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

(s)

STI’s Financial income, Financial expenses, Variation in fair value of financial instruments and Exchange differences were reclassified to Other expense, net to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

(t)	STI’s Income tax was reclassified to Income tax expense to conform with Array’s statement of operations presentation. This reclassification has no impact on Net Income.

Note: The unaudited pro forma condensed combined statement of operations has been presented by function consistent with Array’s historical presentation. STI’s historical Income Statement is presented by nature. For the purposes of preparing the unaudited pro forma condensed combined statement of operations, this difference in presentation was not considered material for the purpose of this Form 8-K and has not been included in the alignment adjustments. The Company’s management will continue to conduct reviews of STI’s accounting policies and methodologies and may identify differences that, when adjusted or reclassified, could have a material impact on the unaudited pro forma condensed combined financial information.

Note (4): STI Acquisition Adjustments

Preliminary Acquisition Price Allocation

Represents adjustments based on preliminary estimates of fair value and the adjustment to goodwill, property, plant and equipment, and intangible assets derived from the difference in the estimated total consideration and the estimated fair value of assets acquired and liabilities assumed. Upon completion of the fair value assessment after the STI Acquisition, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined below. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill. The estimated consideration is based on the cash paid and common stock issued.

The calculated value assigned to the property, plant, and equipment, and intangible assets has been estimated by management utilizing third-party preliminary valuation studies utilizing valuation techniques including the income, cost and market approaches. Property, plant, and equipment was valued using a cost approach based on the fixed asset registers provided by STI. Reproduction cost new is defined as the current cost of reproducing a new replica of a property with the same or closely similar materials. Reproduction cost new was estimated as a starting point using the historical costs and acquisition dates in the fixed asset registers and then deductions for physical deterioration, functional obsolescence, and economic obsolescence were made to estimate calculated value. Further, we also held multiple discussions with the STI’s accounting and operations personnel to understand the age, condition, utility, maintenance, and other factors that would impact the calculated value of the assets. Working capital amounts are assumed to have fair values equal to historical book values. The final purchase price allocation will be based on a subsequent appraisal which may result in materially different allocations for assets than those presented in this unaudited pro forma condensed combined balance sheet. Any change in the amount of the final purchase price allocated to amortizable, finite-lived intangible assets as well as property, plant and equipment could materially affect the amount of amortization and depreciation expense. The preliminary purchase price and purchase price allocation are presented as follows:

($ in thousands)
Purchase Price
Cash consideration(i)	$410,543
Stock consideration(ii)	200,224

Total purchase price	610,767
Allocated To
Cash and cash equivalents	36,305
Accounts receivable	116,727
Inventories	48,612
Income tax receivables	101
Prepaid expenses and other	14,728
Property, plant and equipment	4,423
Other intangible assets	409,805
Other assets	34
Accounts payable	(74,200)
Deferred revenue	(20,154)
Short-term debt	(35,021)
Accrued expenses and other	(248)
Other current liabilities	(549)
Income tax payable	(6,111)
Other long-term liabilities	(4,548)
Long-term debt	(12,093)

Preliminary fair value of net assets acquired	477,811

Preliminary allocation to goodwill	$132,956

(i)	The cash considered includes $0.9 million of management transaction bonus and transaction costs.
(ii)	The stock consideration is based on the Company’s Stock price of $14.41, which is the closing stock price at closing of the STI Purchase Agreement on January 11, 2022.

(a)	Represents adjustments to adjust the stockholders’ equity of STI to zero upon closing of the STI Acquisition.

(b)	Represents adjustments to reflect the depreciation expense related to the net increase in fair value of the acquired property, plant and equipment.

(in thousands)	Year ended December 31, 2021
Historical depreciation expense	$(466)
Pro forma depreciation expense	524

Pro forma adjustment	$58

(c)

As part of the valuation analysis, the Company identified backlog, customer relationships and tradename as intangible assets. The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The remaining useful life of the acquired intangible assets was estimated based on a preliminary estimate of the period over which substantially all of the cumulative discounted cash flows are expected to be realized. The pro forma adjustment to recognize additional expense related to the increased carrying value of the intangible assets has been computed with the assumption that these will be amortized over the estimated useful lives on a straight-line basis.

The following table summarizes the estimated fair values and useful lives of STI’s identifiable intangible assets (using the exchange rate as of December 31, 2021, of €1:1.1373):

(in thousands, except useful lives)	Estimated Fair Value (in EUR)	Estimated Fair Value (in USD)	Estimated Weighted Average Useful Life in Years
Backlog	€120,000	$136,476	1
Customer Relationships	215,000	244,520	10
Tradename	25,000	28,433	Indefinite

Total	€360,000	$409,429

The following table represents total intangible amortization expense in conjunction with the STI Acquisition:

($ in thousands)
Year ended December 31, 2021	$167,395

(d)	Reflects the income tax effect of acquisition pro forma adjustments by applying the statutory rate to each adjustment based on the applicable jurisdiction.

Note (5): Financing Transactions Adjustments

(a)	The table below represents the incurrence of notes offered herby to fund the STI Acquisition. A detailed estimate of the sources and uses of cash associated with the transaction are as follows:

($ in thousands)
Sources:
Series A Redeemable Perpetual Preferred Stock(i)	$48,751
Existing Array cash(ii)	367,670
Existing STI cash	36,305

Total Sources	$452,726

Uses:
Cash Consideration	$410,543
Cash to balance sheet	42,183

Total Uses	$452,726

(i)

Proceeds from the Series A Redeemable Perpetual Preferred Stock. The Company issued 50,000 of Preferred Shares and 1,125,000 shares of the Company’s common stock for an aggregate purchase price of $49.4 million. The fair value of the Preferred Shares and common stock amounted to $55.2 million, net of fees. The fair value of the common stock was derived from the Company’s closing stock price of $14.12 as of January 7, 2022. The breakdown of the $55.2 million fair value, net of fees is comprised of $39.7 million to Series A Redeemable Perpetual Preferred Stock, $1.1 thousand to common stock and $15.5 million to additional paid-in capital.

(ii)	Existing Array cash includes proceeds of from the issuance of the Notes in December 3, 2021 and December 7, 2021.

(b)	The table below represents the total preferred dividends and accretion on the Preferred Shares calculated at the dividend rate of 5.75%:

($ in thousands)
Year ended December 31, 2021(i)	$5,732

(i)

The Company has presented the Preferred Shares in temporary equity and is accreting the discount on the increasing rate dividends using the effective interest method. Such accretion totaled $2.9 million for the year ended December 31, 2021.

(c)	The table below represents the total interest expense and amortization of the discount and fees on the Convertible Senior Notes:

(in thousands)	Year ended December 31, 2021
Historical interest expense and amortization of discount and fees	$(472)
Pro forma interest expense and amortization of discount and fees	6,096

Pro forma adjustment	$(5,624)

(d)	Reflects the income tax effect of the financing pro forma adjustments by applying the statutory rate to each adjustment based on the applicable jurisdiction.

Note (6): Earnings Per Share

The following table sets forth the calculation of pro forma basic and diluted earnings per share:

(in thousands, except per share amounts)	Year Ended December 31, 2021
Basic earnings available to common shareholders	$(158,032)
Historical Array weighted average number of common shares outstanding (Basic)	129,984
Stock issued for Stock Consideration	13,895
Common stock issued for Series A Preferred Shares	1,125

Weighted average number of common shares outstanding (Basic)	145,004

Basic earnings per share	$(1.09)

Historical Array weighted average number of common shares outstanding (Diluted)	129,984
Stock issued for Stock consideration	13,895
Common stock issued for Series A Preferred Shares	1,125
Stock to be issued upon conversion of 2028 Notes(1)

Weighted average number of common shares outstanding (Diluted)	145,004

Diluted earnings per share	$(1.09)

(1)

In connection with the issuance of the 2028 Notes, the Company entered into capped calls, which are not included for purposes of calculating the number of diluted shares outstanding, as their effect would have been anti-dilutive. The capped calls reduce the potential dilution to the Company’s common stock (or, in the event a conversion of the 2028 Notes is settled in cash, to reduce its cash payment obligation) in the event that at the time of conversion of the Notes the Company’s common stock price exceeds the conversion price of the Notes.